                                                                    Exhibit 3.1b


                            STATE OF DELAWARE
                      OFFICE OF THE SECRETARY OF STATE                   PAGE 1


      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "GARTNER GROUP, INC.", CHANGING ITS NAME FROM "GARTNER GROUP, INC." TO "GARTNER, INC.", FILED IN THIS OFFICE ON THE FIRST DAY OF FEBRUARY, A.D. 2001, AT 9 O'CLOCK A.M.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.







                 [DELAWARE SEAL]     /s/ Harriet Smith Windsor
                                     ------------------------------------------
                                     Harriet Smith Windsor, Secretary of State

2232152   8100                       AUTHENTICATION: 0982426

010053688                                        DATE:     02-21-01
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                                                       STATE OF DELAWARE:
                                                       SECRETARY OF STATE
                                                    DIVISION OF CORPORATIONS
                                                    FILED 09:00 AM 02/02/2001
                                                     010053688   -   2232152


                                STATE OF DELAWARE
                           CERTIFICATE OF AMENDMENT OF
                    THE RESTATED CERTIFICATE OF INCORPORATION
                             OF GARTNER GROUP, INC.

                             a Delaware corporation
      (originally incorporated on June 1, 1990 under the name "GGHI Holding
                                 Corporation")


DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Gartner Group, Inc. resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended by changing Article 1 so that, as amended, said Article shall be and read as follows:

      "The name of the corporation is Gartner, Inc. (the "corporation")."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Gartner Group, Inc. has caused this certificate to be signed by William R. McDermott, an Authorized Officer, this 25th day of January, 2001.



                                  By: /s/  William R. McDermott
                                      ------------------------------------
                                  Title:  President
                                  Name:   William R. McDermott